Tonix Pharmaceuticals Holding Corp. 8-K

Exhibit 99.01

Tonix Pharmaceuticals Announces Uplisting from

Nasdaq Capital Market to Nasdaq Global Select Market

BERKELEY HEIGHTS, N.J., March 3, 2026 (GLOBE NEWSWIRE) -- Tonix Pharmaceuticals Holding Corp. (Nasdaq: TNXP) ("Tonix" or the "Company"), a fully integrated, commercial biotechnology company, today announced that it has received approval from Nasdaq to transfer the listing of its common stock from the Nasdaq Capital Market to the Nasdaq Global Select Market. Trading on the Nasdaq Global Select Market is expected to commence at the open of market on March 3, 2026, under the Company’s existing ticker symbol “TNXP.”

The uplisting to the Nasdaq Global Select Market reflects the Company’s compliance with the Nasdaq Global Select Market’s higher financial and corporate governance standards. The transition to this higher tier of the Nasdaq market may enhance the Company’s visibility among institutional investors, improve liquidity and broaden market recognition.

“Uplisting to the Nasdaq Global Select Market is an important milestone for Tonix,” said Seth Lederman, M.D., Chief Executive Officer of Tonix Pharmaceuticals. “We look forward to leveraging this enhanced platform to drive growth and create value for our shareholders. We're grateful for the support that has brought us here and excited about what's ahead.”

The Nasdaq Global Select Market is the highest of the three Nasdaq market tiers and is designed for companies that meet higher financial, liquidity and corporate governance requirements than those of the Nasdaq Capital Market and the Nasdaq Global Market. The Company believes that trading on this tier will further enhance its reputation with customers, partners and investors. Companies at this level may experience increased trading volumes and greater access to institutional investors. Meeting the Global Select Market’s higher financial and corporate governance standards may also signal to the market that a company has achieved financial and operational growth.

Tonix Pharmaceuticals Holding Corp.*

Tonix Pharmaceuticals is a fully-integrated, commercial-stage biotechnology company focused on central nervous system (CNS) and immunology treatments in areas of high unmet medical need. TONMYA™ (cyclobenzaprine HCl sublingual tablets 2.8mg), the Company’s recently approved flagship medicine, is the first new treatment for fibromyalgia in more than 15 years. Tonix’s CNS commercial infrastructure supports its marketed products, including its acute migraine products, Zembrace® SymTouch® and Tosymra®. Tonix is maximizing the science behind TONMYA in Phase 2 clinical trials to evaluate its potential in major depressive disorder and acute stress disorder. In addition, the company’s CNS portfolio includes TNX-2900, which is Phase 2 ready for the treatment of Prader-Willi syndrome, a rare disease. Tonix is also advancing a pipeline of immunology programs, including monoclonal antibody TNX-4800 for Lyme disease prophylaxis and TNX-1500, a third-generation CD40 ligand inhibitor for the prevention of kidney transplant rejection.

* Tonix’s product development candidates are investigational new drugs or biologics; their efficacy and safety have not been established and have not been approved for any indication.

This press release and further information about Tonix can be found at www.tonixpharma.com.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Tonix's current expectations and actual results could differ materially as a result of a number of factors, including the ability of the Company to satisfy the conditions to the closing of the offering and the timing thereof, as well as those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 18, 2025, and periodic reports filed with the SEC on or after the date thereof. Tonix does not undertake an obligation to update or revise any forward-looking statement. All of Tonix's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Investor Contacts

Jessica Morris
Tonix Pharmaceuticals
investor.relations@tonixpharma.com
(862) 799-8599

Brian Korb
astr partners
(917) 653-5122

brian.korb@astrpartners.com

Media Contacts
Ray Jordan
Putnam Insights
ray@putnaminsights.com